UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 11, 2018, Agenus Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley FBR, Inc. (“BRFBR”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, up to 20,000,000 shares (the “Placement Shares”) of its common stock, par value $0.01 per share (the “Common Stock”) through BRFBR as its sales agent. The issuance and sale of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-221008). On May 11, 2018, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Placement Shares. A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

Pursuant to the Agreement, BRFBR may sell the Placement Shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. BRFBR will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq, to sell the Placement Shares from time to time up to the amount specified in, and otherwise in accordance with, the relevant placement notice. The Company will pay BRFBR a commission equal to 3.0% of the gross proceeds from each sale of Placement Shares, and also has provided BRFBR with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or BRFBR may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated May 11, 2018 by and between Agenus Inc. and B. Riley FBR, Inc.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	Agenus Inc.

	By:	/s/ Christine M. Klaskin
Christine M. Klaskin
VP, Finance